Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Fourth Quarter Results Highlighted by 6.1% Annualized Loan Growth and Strategic Balance Sheet Repositioning

Company Announces Merger with Bank of Kirksville and Tangible Equity Growth

WICHITA, Kansas, January 24, 2024 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported a net loss of $28.3 million or $(1.84) earnings per diluted share for the quarter ended December 31, 2023. Excluding the impact of our previously announced bond repositioning and merger related expenses, operating income would have been $11.9 million or $0.77 earnings per diluted share.

“Our Company entered the fourth quarter positioned to take advantage of market opportunities which we expect will drive our operating growth in the future,” said Brad S. Elliott, Chairman and CEO of Equity. “With our team’s efforts around capital creation and management, we were able to announce our newest strategic combination with the Bank of Kirksville, Missouri, as well as a repositioning of our bond portfolio. Each of these transactions reflect our entrepreneurial spirit and, we believe, position our Company for continued success.”

"In addition to the transformative transactions, our teams continued to emphasize core customer creation and service, while maintaining strong credit quality," Mr. Elliott said. "Our classified asset ratio continues to be historically low, while both capital and on balance sheet reserves remain high, positioning Equity to be strategic for organic and acquisitive growth opportunities."

Notable Items:

•
The Company realized linked quarter gross loans held-for-investment expansion of $50.8 million, or 6.1% annualized. Commercial lending categories were the primary contributors to realized growth.
•
The Company realized linked quarter deposit growth of $63.3 million, including $13.3 million in non-brokered deposit balances.
•
The Company sold $493.6 million in securities par value, realizing gross loss of $50.6 million. Securities included in the transaction were yielding 1.20% at the date of sale. Funds received were redeployed in bond purchases, loan production, cash, and the avoidance of high-cost borrowings.
•
Stockholders' Equity increased $34.7 million linked quarter, while tangible book value increased $35.5 million. Tangible book value per share closed the year at $25.37 compared to $23.09 as of September 30, 2023 and $21.67 as of December 31, 2022.
•
The Company announced its planned merger with Rockhold Bancorp, the parent company of Bank of Kirksville (“BoK”) which operates eight banking locations in northcentral Missouri. As of September 30, 2023 BoK reported total assets of $406 million, including $122 million in loans, and $344 million in deposits.
•
Classified assets as a percentage of total risk based capital at Equity Bank closed the period at 7.1% while non-performing assets remained historically low. The allowance for credit losses closed the quarter at 1.31% of total loans.

Financial Results for the Quarter Ended December 31, 2023

Net loss allocable to common stockholders was $28.3 million, or $(1.84) per diluted share, for the three months ended December 31, 2023, as compared to $12.3 million, or $0.80 per diluted share, for the three months ended September 30, 2023. The decrease during the quarter was primarily driven by a loss on sales of available-for-sale securities of $50.6

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PRESS RELEASE

million. Excluding the tax-effected impact of loss on sale, operating net income would have been $11.9 million, or $0.77 per diluted share.

Net Interest Income

Net interest income was $39.5 million for the three months ended December 31, 2023, as compared to $41.0 million for the three months ended September 30, 2023, a decrease of $1.5 million, or 3.77%. Net interest margin decreased to 3.49% from 3.51% as the yield on interest-earning assets increased 12 basis points to 5.69% and the cost of interest-bearing deposits increased 18 basis points to 2.83%. Continued increases in loan coupon were offset by a decline in purchase accounting and non-accrual loan costs.

Average deposits declined during the quarter and the Company continued to experience compositional shift from noninterest-bearing deposits into interest-bearing categories. At December 31, 2023, non-interest-bearing deposits declined $38.1 million from September 30, 2023, and $199.8 million from December 31, 2022. The majority of the decline over the last 12 months is due to deposits migrating to interest-bearing deposit accounts coupled with declining excess liquidity positions of our customer base.

Provision for Credit Losses

During the three months ended December 31, 2023, there was a provision of $711 thousand compared to a provision of $1.2 million in the previous quarter. The provision for the quarter is the result of increased loss rates within the portfolio as well as realized charge-offs; however, overall we continue to experience positive credit trends. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended December 31, 2023, we had net charge-offs of $1.4 million as compared to $1.6 million for the three months ended September 30, 2023.

Non-Interest Income

Total non-interest income was $(43.4) million for the three months ended December 31, 2023, as compared to $8.7 million for the three months ended September 30, 2023, or a decrease of 597.0%, quarter-over-quarter. The $52.1 million decrease was primarily due to an increase in losses on the sale of available-for-sale securities of $50.7 million. During the fourth quarter the Company repositioned it's investment portfolio by selling lower yielding securities and reinvesting into higher yielding assets, resulting in the loss.

Exclusive of the investment portfolio re-positioning, non-interest income was driven down by the fair valuation of portfolio derivatives as market rates trended down in the quarter, as well as a decline in the benefits from specific credits related to the Almena State Bank transaction of $526 thousand.

Non-Interest Expense

Total non-interest expense for the quarter ended December 31, 2023, was $35.0 million as compared to $34.2 million for the quarter ended September 30, 2023, an increase of $754 thousand. Adjusting for merger expenses, the increase quarter over quarter was $462 thousand due to increased incentive and insurance accruals within the salary and employee benefits line item.

Income Tax Expense

At December 31, 2023, the effective tax rate for the quarter was 28.6% as compared to 13.5% at September 30, 2023. The year-to-date tax rate is (223.9)% compared to 14.1% at September 30, 2023. The increase in the rate linked to the quarter represents additional benefit associated with the sale of bonds generating pre-tax losses recognized in the fourth quarter ending December 31, 2023. The year-to-date tax rate represents the anticipated tax planning benefits and credits amplified

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PRESS RELEASE

by a reduction in pre-tax book income for the year due to the pre-tax losses generated in the fourth quarter related to the sale of bonds. The anticipated tax rate for the full year, normalized for the sale of the bonds, would have been 12.8%.

Loans, Total Assets and Funding

Loans held for investment were $3.33 billion at December 31, 2023, increasing $50.8 million compared to the previous quarter. Total assets were $5.03 billion as of December 31, 2023, increasing $89.3 million or 1.8% from September 30, 2023.

Total deposits were $4.1 billion at December 31, 2023, increasing $63.3 million from the previous quarter end and decreasing $96.4 million from the same period end in 2022. During the fourth quarter, there were increases in brokered deposits of $50.0 million. Excluding the impact of brokered deposits, totals deposits increased $13.3 million as compared to September 30, 2023. Of the total deposit balance, non-interest-bearing accounts comprise approximately 21.7%. Advances from the FHLB and borrowings from the Federal Reserve's Bank Term Funding Program remained unchanged from September 30, 2023.

Asset Quality

As of December 31, 2023, Equity’s allowance for credit losses to total loans remained materially consistent at 1.3% as compared to September 30, 2023. Nonperforming assets were $26.5 million as of December 31, 2023, or 0.5% of total assets, compared to $20.5 million at September 30, 2023, or 0.4% of total assets. Non-accrual loans were $25.0 million at December 31, 2023, as compared to $19.4 million at September 30, 2023. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $40.5 million, or 7.1% of regulatory capital, up from $37.6 million, or 6.3% of regulatory capital as of September 30, 2023.

Capital

Quarter over quarter, book capital increased $34.7 million to $452.9 million and tangible capital increased $35.5 million to $391.5 million. The increase in book and tangible capital is primarily due to a decrease in the unrealized loss position in our investment portfolio of $65.0 million, partially offset by net loss for the quarter of $28.3 million, dividends declared of $1.9 million and a decrease in unrealized gains on cash-flow derivatives of $1.0 million.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.7%, the total capital to risk-weighted assets was 15.5% and the total leverage ratio was 9.5% at December 31, 2023. At September 30, 2023, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.7%, the total capital to risk-weighted assets ratio was 16.4% and the total leverage ratio was 9.8%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 13.9%, total capital to risk-weighted assets was 15.1% and the total leverage ratio was 10.6% at December 31, 2023. At September 30, 2023, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.7%, the ratio of total capital to risk-weighted assets was 15.9% and the total leverage ratio was 10.8%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

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The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss fourth quarter results on Thursday, January 25, 2024, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until January 31, 2024, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not

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historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bank

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

John J. Hanley

Chief Marketing Officer

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

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TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Interest and dividend income
Loans, including fees	$54,932	$46,149	$211,213	$160,859
Securities, taxable	6,417	5,946	23,873	22,713
Securities, nontaxable	354	678	1,960	2,698
Federal funds sold and other	2,591	651	9,666	1,978
Total interest and dividend income	64,294	53,424	246,712	188,248
Interest expense
Deposits	20,074	8,013	70,473	16,321
Federal funds purchased and retail repurchase agreements	298	82	931	232
Federal Home Loan Bank advances	1,005	1,500	3,944	2,094
Federal Reserve Bank borrowings	1,546	—	4,755	—
Subordinated debt	1,904	1,798	7,591	6,771
Total interest expense	24,827	11,393	87,694	25,418

Net interest income	39,467	42,031	159,018	162,830
Provision (reversal) for credit losses	711	(151)	1,873	125
Net interest income after provision (reversal) for credit losses	38,756	42,182	157,145	162,705
Non-interest income
Service charges and fees	2,299	2,705	10,187	10,632
Debit card income	2,524	2,557	10,322	10,677
Mortgage banking	125	116	652	1,416
Increase in value of bank-owned life insurance	925	758	4,059	3,113
Net gain on acquisition and branch sales	—	422	—	962
Net gains (losses) from securities transactions	(50,618)	14	(51,909)	5
Other	1,331	1,757	7,560	9,152
Total non-interest income	(43,414)	8,329	(19,129)	35,957
Non-interest expense
Salaries and employee benefits	16,598	16,113	64,384	62,006
Net occupancy and equipment	3,244	2,919	12,325	12,223
Data processing	4,471	4,334	17,433	15,883
Professional fees	1,413	1,404	5,754	4,951
Advertising and business development	1,598	1,903	5,425	5,042
Telecommunications	460	517	1,963	1,916
FDIC insurance	660	360	2,195	1,140
Courier and postage	577	533	2,046	1,881
Free nationwide ATM cost	508	510	2,073	2,103
Amortization of core deposit intangibles	739	924	3,374	4,042
Loan expense	155	262	540	828
Other real estate owned	224	388	542	589
Merger expenses	292	68	297	594
Other	4,059	5,014	17,250	15,182
Total non-interest expense	34,998	35,249	135,601	128,380
Income (loss) before income tax	(39,656)	15,262	2,415	70,282
Provision for income taxes	(11,357)	3,654	(5,406)	12,594
Net income (loss) and net income (loss) allocable to common stockholders	$(28,299)	$11,608	$7,821	$57,688
Basic earnings (loss) per share	$(1.84)	$0.73	$0.50	$3.56
Diluted earnings (loss) per share	$(1.84)	$0.72	$0.50	$3.51
Weighted average common shares	15,417,200	15,948,360	15,535,772	16,214,049
Weighted average diluted common shares	15,417,200	16,204,185	15,648,842	16,437,906

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TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest and dividend income
Loans, including fees	$54,932	$55,152	$52,748	$48,381	$46,149
Securities, taxable	6,417	5,696	5,813	5,947	5,946
Securities, nontaxable	354	369	568	669	678
Federal funds sold and other	2,591	3,822	2,127	1,126	651
Total interest and dividend income	64,294	65,039	61,256	56,123	53,424
Interest expense
Deposits	20,074	19,374	17,204	13,821	8,013
Federal funds purchased and retail repurchase agreements	298	246	192	195	82
Federal Home Loan Bank advances	1,005	968	953	1,018	1,500
Federal Reserve Bank borrowings	1,546	1,546	1,528	135	—
Subordinated debt	1,904	1,893	1,950	1,844	1,798
Total interest expense	24,827	24,027	21,827	17,013	11,393

Net interest income	39,467	41,012	39,429	39,110	42,031
Provision (reversal) for credit losses	711	1,230	298	(366)	(151)
Net interest income after provision (reversal) for credit losses	38,756	39,782	39,131	39,476	42,182
Non-interest income
Service charges and fees	2,299	2,690	2,653	2,545	2,705
Debit card income	2,524	2,591	2,653	2,554	2,557
Mortgage banking	125	226	213	88	116
Increase in value of bank-owned life insurance	925	794	757	1,583	758
Net gain on acquisition and branch sales	—	—	—	—	422
Net gains (losses) from securities transactions	(50,618)	(1)	(1,322)	32	14
Other	1,331	2,435	1,996	1,798	1,757
Total non-interest income	(43,414)	8,735	6,950	8,600	8,329
Non-interest expense
Salaries and employee benefits	16,598	15,857	15,237	16,692	16,113
Net occupancy and equipment	3,244	3,262	2,940	2,879	2,919
Data processing	4,471	4,553	4,493	3,916	4,334
Professional fees	1,413	1,312	1,645	1,384	1,404
Advertising and business development	1,598	1,419	1,249	1,159	1,903
Telecommunications	460	502	516	485	517
FDIC insurance	660	660	515	360	360
Courier and postage	577	548	463	458	533
Free nationwide ATM cost	508	516	524	525	510
Amortization of core deposit intangibles	739	799	918	918	924
Loan expense	155	132	136	117	262
Other real estate owned	224	128	71	119	388
Merger expenses	292	—	—	—	68
Other	4,059	4,556	4,423	4,217	5,014
Total non-interest expense	34,998	34,244	33,130	33,229	35,249
Income (loss) before income tax	(39,656)	14,273	12,951	14,847	15,262
Provision for income taxes (benefit)	(11,357)	1,932	1,495	2,524	3,654
Net income (loss) and net income (loss) allocable to common stockholders	$(28,299)	$12,341	$11,456	$12,323	$11,608
Basic earnings (loss) per share	$(1.84)	$0.80	$0.74	$0.78	$0.73
Diluted earnings (loss) per share	$(1.84)	$0.80	$0.74	$0.77	$0.72
Weighted average common shares	15,417,200	15,404,992	15,468,378	15,858,808	15,948,360
Weighted average diluted common shares	15,417,200	15,507,172	15,554,255	16,028,051	16,204,185

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TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
ASSETS
Cash and due from banks	$363,289	$183,404	$262,604	$249,982	$104,013
Federal funds sold	15,810	15,613	15,495	384	415
Cash and cash equivalents	379,099	199,017	278,099	250,366	104,428
Available-for-sale securities	919,648	1,057,009	1,094,748	1,183,247	1,184,390
Held-to-maturity securities	2,209	2,212	2,216	1,944	1,948
Loans held for sale	476	627	2,456	648	349
Loans, net of allowance for credit losses(1)	3,289,381	3,237,932	3,278,126	3,285,515	3,265,701
Other real estate owned, net	1,833	3,369	4,362	4,171	4,409
Premises and equipment, net	112,632	110,271	106,186	104,789	101,492
Bank-owned life insurance	124,865	124,245	123,451	122,971	123,176
Federal Reserve Bank and Federal Home Loan Bank stock	20,608	20,780	21,129	33,359	21,695
Interest receivable	25,497	23,621	21,360	20,461	20,630
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	7,222	7,961	8,760	9,678	10,596
Other	98,021	105,122	100,889	86,466	89,736
Total assets	$5,034,592	$4,945,267	$5,094,883	$5,156,716	$4,981,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$898,129	$936,217	$978,968	$1,012,671	$1,097,899
Total non-interest-bearing deposits	898,129	936,217	978,968	1,012,671	1,097,899
Demand, savings and money market	2,483,807	2,397,003	2,397,524	2,334,463	2,329,584
Time	763,519	748,950	854,458	939,799	814,324
Total interest-bearing deposits	3,247,326	3,145,953	3,251,982	3,274,262	3,143,908
Total deposits	4,145,455	4,082,170	4,230,950	4,286,933	4,241,807
Federal funds purchased and retail repurchase agreements	43,582	39,701	44,770	45,098	46,478
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	240,000	240,000	240,000	251,222	138,864
Subordinated debt	96,921	96,787	96,653	96,522	96,392
Contractual obligations	19,315	29,019	29,608	19,372	15,218
Interest payable and other liabilities	36,459	39,460	34,467	32,446	32,834
Total liabilities	4,581,732	4,527,137	4,676,448	4,731,593	4,571,593
Commitments and contingent liabilities
Stockholders’ equity
Common stock	207	207	207	206	205
Additional paid-in capital	489,187	488,137	487,225	486,658	484,989
Retained earnings	141,006	171,188	160,715	150,810	140,095
Accumulated other comprehensive income (loss), net of tax	(57,920)	(122,047)	(110,225)	(101,238)	(113,511)
Treasury stock	(119,620)	(119,355)	(119,487)	(111,313)	(101,720)
Total stockholders’ equity	452,860	418,130	418,435	425,123	410,058
Total liabilities and stockholders’ equity	$5,034,592	$4,945,267	$5,094,883	$5,156,716	$4,981,651

(1) Allowance for credit losses	$43,520	$44,186	$44,544	$45,103	$45,847

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TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Loans Held For Investment by Type
Commercial real estate	$1,759,855	$1,721,761	$1,764,460	$1,746,834	$1,721,269
Commercial and industrial	598,327	585,129	583,664	605,576	594,862
Residential real estate	556,328	558,188	560,389	563,791	570,550
Agricultural real estate	196,114	205,865	202,317	202,274	199,189
Agricultural	118,587	103,352	104,510	106,169	120,003
Consumer	103,690	107,823	107,330	105,974	105,675
Total loans held-for-investment	3,332,901	3,282,118	3,322,670	3,330,618	3,311,548
Allowance for credit losses	(43,520)	(44,186)	(44,544)	(45,103)	(45,847)
Net loans held for investment	$3,289,381	$3,237,932	$3,278,126	$3,285,515	$3,265,701

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.31%	1.35%	1.34%	1.35%	1.38%
Past due or nonaccrual loans to total loans	1.10%	1.03%	0.78%	0.66%	0.72%
Nonperforming assets to total assets	0.53%	0.42%	0.31%	0.33%	0.37%
Nonperforming assets to total loans plus other real estate owned	0.79%	0.63%	0.47%	0.51%	0.55%
Classified assets to bank total regulatory capital	7.09%	6.27%	7.94%	10.09%	9.98%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$985,591	$1,085,905	$1,155,971	$1,185,482	$1,184,452
Total gross loans receivable	3,293,755	3,281,483	3,337,497	3,305,681	3,275,284
Interest-earning assets	4,480,279	4,635,384	4,678,744	4,611,019	4,538,177
Total assets	4,892,712	5,046,179	5,064,912	4,994,417	4,930,231
Interest-bearing deposits	3,092,637	3,206,300	3,226,965	3,235,557	3,032,902
Borrowings	391,691	385,125	385,504	247,932	299,191
Total interest-bearing liabilities	3,484,328	3,591,425	3,612,469	3,483,489	3,335,557
Total deposits	4,019,362	4,177,332	4,204,334	4,279,451	4,185,904
Total liabilities	4,469,505	4,619,919	4,640,050	4,573,917	4,531,961
Total stockholders' equity	423,207	426,260	424,862	420,500	398,270
Tangible common equity*	361,451	363,625	361,409	356,053	332,820

Performance ratios
Return on average assets (ROAA) annualized	(2.29)%	0.97%	0.91%	1.00%	0.93%
Return on average assets before income tax and provision for loan losses*	(3.16)%	1.22%	1.05%	1.18%	1.22%
Return on average equity (ROAE) annualized	(26.53)%	11.49%	10.82%	11.89%	11.57%
Return on average equity before income tax and provision for loan losses*	(36.51)%	14.43%	12.51%	13.97%	15.05%
Return on average tangible common equity (ROATCE) annualized*	(30.39)%	14.18%	13.55%	14.89%	14.74%
Yield on loans annualized	6.62%	6.67%	6.34%	5.94%	5.59%
Cost of interest-bearing deposits annualized	2.58%	2.40%	2.14%	1.73%	1.05%
Cost of total deposits annualized	1.98%	1.84%	1.64%	1.31%	0.76%
Net interest margin annualized	3.49%	3.51%	3.38%	3.44%	3.67%
Efficiency ratio*	74.35%	68.83%	69.44%	70.00%	70.47%
Non-interest income / average assets	(3.52)%	0.69%	0.55%	0.74%	0.67%
Non-interest expense / average assets	2.84%	2.69%	2.62%	2.74%	2.84%

Capital Ratios
Tier 1 Leverage Ratio	9.46%	9.77%	9.54%	9.60%	9.61%
Common Equity Tier 1 Capital Ratio	11.74%	12.65%	12.23%	12.21%	12.26%
Tier 1 Risk Based Capital Ratio	12.36%	13.28%	12.84%	12.83%	12.88%
Total Risk Based Capital Ratio	15.48%	16.42%	15.96%	15.98%	16.08%

Equity Bancshares, Inc.

PRESS RELEASE

Total stockholders' equity to total assets	8.99%	8.46%	8.21%	8.24%	8.23%
Tangible common equity to tangible assets*	7.87%	7.29%	7.06%	7.09%	7.02%
Dividend payout ratio	(6.65)%	15.13%	13.53%	10.49%	14.01%
Book value per common share	$29.35	$27.13	$27.18	$27.03	$25.74
Tangible book value per common share*	$25.37	$23.09	$23.08	$22.96	$21.67
Tangible book value per diluted common share*	$25.05	$22.96	$22.98	$22.83	$21.35

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GGAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the year ended			For the year ended
	December 31, 2023			December 31, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$580,451	$42,901	7.39%	$583,295	$32,258	5.53%
Commercial real estate	1,302,568	83,441	6.41%	1,259,257	65,122	5.17%
Real estate construction	447,516	33,764	7.54%	363,902	18,269	5.02%
Residential real estate	565,711	23,799	4.21%	597,196	22,004	3.68%
Agricultural real estate	201,326	13,820	6.86%	201,295	11,399	5.66%
Agricultural	100,394	6,966	6.94%	125,342	6,697	5.34%
Consumer	106,542	6,522	6.12%	102,185	5,110	5.00%
Total loans	3,304,508	211,213	6.39%	3,232,472	160,859	4.98%
Securities
Taxable securities	1,027,726	23,873	2.32%	1,185,750	22,713	1.92%
Nontaxable securities	74,917	1,960	2.62%	106,955	2,698	2.52%
Total securities	1,102,643	25,833	2.34%	1,292,705	25,411	1.97%
Federal funds sold and other	193,941	9,666	4.98%	107,278	1,978	1.84%
Total interest-earning assets	$4,601,092	246,712	5.36%	$4,632,455	188,248	4.06%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,362,365	46,206	1.96%	$2,433,364	10,797	0.44%
Time deposits	827,652	24,267	2.93%	663,790	5,524	0.83%
Total interest-bearing deposits	3,190,017	70,473	2.21%	3,097,154	16,321	0.53%
FHLB advances	98,380	3,944	4.01%	79,775	2,094	2.63%
Other borrowings	254,666	13,277	5.21%	151,172	7,003	4.63%
Total interest-bearing liabilities	$3,543,063	87,694	2.48%	$3,328,101	25,418	0.76%

Net interest income		$159,018			$162,830
Interest rate spread			2.88%			3.30%

Net interest margin (2)			3.46%			3.51%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2023			December 31, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$580,726	$11,397	7.79%	$594,221	$9,264	6.19%
Commercial real estate	1,309,588	21,630	6.55%	1,327,438	19,127	5.72%
Real estate construction	439,708	9,000	8.12%	367,935	5,827	6.28%
Residential real estate	561,382	5,866	4.15%	576,357	5,667	3.90%
Agricultural real estate	196,468	3,421	6.91%	200,492	3,353	6.64%
Agricultural	100,226	1,928	7.63%	104,146	1,443	5.50%
Consumer	105,657	1,690	6.35%	104,695	1,468	5.57%
Total loans	3,293,755	54,932	6.62%	3,275,284	46,149	5.59%
Securities
Taxable securities	932,376	6,417	2.73%	1,083,986	5,946	2.18%
Nontaxable securities	53,215	354	2.64%	100,466	678	2.68%
Total securities	985,591	6,771	2.73%	1,184,452	6,624	2.22%
Federal funds sold and other	200,933	2,591	5.12%	78,441	651	3.29%
Total interest-earning assets	$4,480,279	64,294	5.69%	$4,538,177	53,424	4.67%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,351,663	13,918	2.35%	$2,294,639	5,336	0.92%
Time deposits	740,974	6,156	3.30%	738,263	2,677	1.44%
Total interest-bearing deposits	3,092,637	20,074	2.58%	3,032,902	8,013	1.05%
FHLB advances	102,432	1,005	3.89%	155,964	1,500	3.82%
Other borrowings	289,259	3,748	5.14%	146,691	1,880	5.09%
Total interest-bearing liabilities	$3,484,328	24,827	2.83%	$3,335,557	11,393	1.36%

Net interest income		$39,467			$42,031
Interest rate spread			2.86%			3.31%

Net interest margin (2)			3.49%			3.67%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	December 31, 2023			September 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$580,726	$11,397	7.79%	$573,039	$10,984	7.60%
Commercial real estate	1,309,588	21,630	6.55%	1,253,362	20,824	6.59%
Real estate construction	439,708	9,000	8.12%	480,355	9,838	8.13%
Residential real estate	561,382	5,866	4.15%	564,138	6,085	4.28%
Agricultural real estate	196,468	3,421	6.91%	203,399	3,898	7.60%
Agricultural	100,226	1,928	7.63%	99,773	1,856	7.38%
Consumer	105,657	1,690	6.35%	107,417	1,667	6.16%
Total loans	3,293,755	54,932	6.62%	3,281,483	55,152	6.67%
Securities
Taxable securities	932,376	6,417	2.73%	1,027,889	5,696	2.20%
Nontaxable securities	53,215	354	2.64%	58,016	369	2.52%
Total securities	985,591	6,771	2.73%	1,085,905	6,065	2.22%
Federal funds sold and other	200,933	2,591	5.12%	267,996	3,822	5.66%
Total interest-earning assets	$4,480,279	64,294	5.69%	$4,635,384	65,039	5.57%
Interest-bearing liabilities
Demand savings and money market deposits	$2,351,663	13,918	2.35%	$2,423,380	13,331	2.18%
Time deposits	740,974	6,156	3.30%	782,920	6,043	3.06%
Total interest-bearing deposits	3,092,637	20,074	2.58%	3,206,300	19,374	2.40%
FHLB advances	102,432	1,005	3.89%	100,000	968	3.84%
Other borrowings	289,259	3,748	5.14%	285,125	3,685	5.13%
Total interest-bearing liabilities	$3,484,328	24,827	2.83%	$3,591,425	24,027	2.65%

Net interest income		$39,467			$41,012
Interest rate spread			2.86%			2.92%

Net interest margin (2)			3.49%			3.51%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022

Total stockholders' equity	$452,860	$418,130	$418,435	$425,123	$410,058
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	7,222	7,961	8,760	9,678	10,596
Less: mortgage servicing rights, net	75	100	126	151	176
Less: naming rights, net	1,000	1,011	1,022	1,033	1,044
Tangible common equity	$391,462	$355,957	$355,426	$361,160	$345,141
Common shares outstanding at period end	15,428,251	15,413,064	15,396,739	15,730,257	15,930,112
Diluted common shares outstanding at period end	15,629,185	15,500,749	15,468,319	15,822,536	16,163,253
Book value per common share	$29.35	$27.13	$27.18	$27.03	$25.74
Tangible book value per common share	$25.37	$23.09	$23.08	$22.96	$21.67
Tangible book value per diluted common share	$25.05	$22.96	$22.98	$22.83	$21.35

Total assets	$5,034,592	$4,945,267	$5,094,883	$5,156,716	$4,981,651
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	7,222	7,961	8,760	9,678	10,596
Less: mortgage servicing rights, net	75	100	126	151	176
Less: naming rights, net	1,000	1,011	1,022	1,033	1,044
Tangible assets	$4,973,194	$4,883,094	$5,031,874	$5,092,753	$4,916,734
Total stockholders' equity to total assets	8.99%	8.46%	8.21%	8.24%	8.23%
Tangible common equity to tangible assets	7.87%	7.29%	7.06%	7.09%	7.02%

Total average stockholders' equity	$423,207	$426,260	$424,862	$420,500	$398,270
Less: average intangible assets	61,756	62,635	63,453	64,447	65,450
Average tangible common equity	$361,451	$363,625	$361,409	$356,053	$332,820
Net income (loss) allocable to common stockholders	$(28,299)	$12,341	$11,456	$12,323	$11,608
Add: amortization of intangible assets	775	835	954	954	961
Less: tax effect of intangible assets amortization	163	175	200	200	202
Adjusted net income (loss) allocable to common stockholders	$(27,687)	$13,001	$12,210	$13,077	$12,367
Return on total average stockholders' equity (ROAE) annualized	(26.53)%	11.49%	10.82%	11.89%	11.57%
Return on average tangible common equity (ROATCE) annualized	(30.39)%	14.18%	13.55%	14.89%	14.74%

Non-interest expense	$34,998	$34,244	$33,130	$33,229	$35,249
Less: merger expense	297	—	—	—	68
Adjusted non-interest expense	$34,701	$34,244	$33,130	$33,229	$35,181
Net interest income	$39,467	$41,012	$39,429	$39,110	$42,031
Non-interest income	(43,414)	8,735	6,950	8,600	8,329
Less: net gain on acquisition and branch sales	—	—	—	—	422
Less: net gains (losses) from securities transactions	(50,618)	(1)	(1,322)	32	14
Adjusted non-interest income	$7,204	$8,736	$8,272	$8,568	$7,893
Net interest income plus adjusted non-interest income	$46,671	$49,748	$47,701	$47,678	$49,924
Non-interest expense to net interest income plus non-interest income	(886.70)%	68.84%	71.43%	69.65%	69.99%
Efficiency ratio	74.35%	68.83%	69.45%	69.69%	70.47%
Net income (loss) allocable to common stockholders	$(28,299)	$12,341	$11,456	$12,323	$11,608
Add: income tax provision	(11,357)	1,932	1,495	2,524	3,654
Add: provision (reversal) of credit losses	711	1,230	298	(366)	(151)
Pre-tax, pre-provision income	$(38,945)	$15,503	$13,249	$14,481	$15,111
Total average assets	$4,892,712	$5,046,179	$5,064,912	$4,994,417	$4,930,231

Equity Bancshares, Inc.

PRESS RELEASE

Total average stockholders' equity	$423,207	$426,620	$424,862	$420,500	$398,270
Return on average assets (ROAA) annualized	(2.29)%	0.97%	0.91%	1.00%	0.93%
Adjusted return on average assets	(3.16)%	1.22%	1.05%	1.18%	1.22%
Adjusted return on average equity	(36.51)%	14.43%	12.51%	13.97%	15.05%